DocuSign Envelope ID: AAA2986A-8994-4E12-B52E-A820E5BB0F56 SIXTH AMENDMENT TO LEASE AGREEMENT THIS SIXTH AMENDMENT TO LEASE AGREEMENT (this “Sixth Amendment”) is made as of July 15, 2020, by and between ARE-SD REGION NO. 20, LLC, a Delaware limited liability company (“Landlord”), and MIRATI THERAPEUTICS, INC., a Delaware corporation (“Tenant”). RECITALS A. Landlord and Tenant entered into that certain Lease Agreement dated as of June 24, 2014, as amended by that certain First Amendment to Lease Agreement dated as of March 23, 2017, as further amended by that certain Second Amendment to Lease Agreement dated as of April 5, 2018, as further amended by that certain Third Amendment to Lease Agreement dated as of August 2, 2018, as further amended by that certain Amended and Restated Fourth Amendment to Lease Agreement dated as of October 30, 2019, and as further amended by that certain Fifth Amendment to Lease Agreement dated as of March 4, 2020 (the “Fifth Amendment”)(as amended, the “Lease”). Pursuant to the Lease, Tenant leases certain premises consisting of approximately 26,931 rentable square feet (“Current Premises”) in a building located at 9393 Towne Centre Drive, San Diego, California. The Current Premises are more particularly described in the Lease. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease. B. Landlord and Tenant desire, subject to the terms and conditions set forth below, to amend the Lease to, among other things, expand the size of the Current Premises by adding that portion of the Building commonly known as Suite 100, containing approximately 6,612 rentable square feet on the first floor of the Building (the “Third Expansion Premises”), as shown on Exhibit A attached to this Sixth Amendment. NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows: 1. Third Expansion Premises. In addition to the Current Premises, commencing on the Third Expansion Premises Commencement Date (as defined below), Landlord leases to Tenant, and Tenant leases from Landlord, the Third Expansion Premises. 2. Delivery. The “Third Expansion Premises Commencement Date” shall be the date that is 1 business day after the mutual execution of this Sixth Amendment by the parties. Upon request of Landlord, Tenant shall execute and deliver a written acknowledgment of the Third Expansion Premises Commencement Date in a form substantially similar to the form of the “Acknowledgement of Third Expansion Premises Commencement Date” attached hereto as Exhibit B; provided, however, Tenant’s failure to execute and deliver such acknowledgment shall not affect the parties’ rights hereunder. Except as set forth in this Sixth Amendment: (i) Tenant shall accept the Third Expansion Premises in their “as-is” condition as of the Third Expansion Premises Commencement Date, subject to all applicable Legal Requirements; (ii) Landlord shall have no obligation for any defects in the Third Expansion Premises; and (iii) Tenant’s taking possession of the Third Expansion Premises shall be conclusive evidence that Tenant accepts the Third Expansion Premises and that the Third Expansion Premises were in good condition at the time possession was taken. Tenant agrees and acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of all or any portion of the Third Expansion Premises, and/or the suitability of the Third Expansion Premises for the conduct of Tenant’s Copyright C 2005. Alexandria Real Estate Equities, Inc. ALL RIGHTS RESERVED. Confidential and Proprietary - Do Not ALEXANDRIA, Copy or Distribute. Alexandria and the Alexandria Logo are registered lrademarks of Alexandria Real Estate Equities. lnc. 737005522.2 1

DocuSign Envelope ID: AAA2986A-8994-4E12-B52E-A820E5BB0F56 business, and Tenant waives any implied warranty that the Third Expansion Premises are suitable for the Permitted Use. 3. Definition of Premises and Rentable Area of Premises. Commencing on the Third Expansion Premises Commencement Date, the defined terms “Premises” and “Rentable Area of Premises” on Page 1 of the Lease is deleted in its entirety and replaced with the following: “Premises: Those portions of the first and second floors of the Building consisting of approximately 33,543 rentable square feet, commonly known as (i) Suite 200 containing approximately 8,318 rentable square feet of office space (“Suite 200”), (ii) Suite 210 containing approximately 2,564 rentable square feet of office space (“Suite 210”), (iii) Suite 220 containing approximately 1,646 rentable square feet of laboratory space (“Suite 220”), (iv) Suite 240 containing approximately 2,295 rentable square feet of laboratory space (“Suite 240”), (v) Suite 250 containing approximately 3,096 rentable square feet of office space (“Suite 250”), (vi) Suite 110 containing approximately 6,116 rentable square feet of office and laboratory space (“Suite 110”), (vii) Suite 230 containing approximately 2,898 rentable square feet of laboratory space, and (viii) Suite 100 containing approximately 6,612 rentable square feet (“Suite 100”), all as shown on Exhibit A. Suite 200, Suite 210 and Suite 250 may be collectively referred to herein as the ‘Office Premises.’” “Rentable Area of Premises: 33,543 sq. ft.” Exhibit A attached to the Lease is amended as of the Third Expansion Premises Commencement Date to include Exhibit A attached to this Sixth Amendment. 4. Base Rent. a. Current Premises. Tenant shall continue paying Base Rent with respect to the Current Premises as provided in the Lease through the Termination Date (as defined in Section 6 below). b. Third Expansion Premises. Tenant shall not be required to pay Base Rent with respect to the Third Expansion Premises through the Termination Date. 5. Tenant’s Share. Commencing on the Third Expansion Premises Commencement Date, the defined term “Tenant’s Share of Operating Expenses of Building” on page 1 of the Lease shall be deleted in its entirety and replaced with the following: “Tenant’s Share of Operating Expenses of Building: 80.28%” 6. Term. For the avoidance of doubt, the expiration date of the term of the Lease shall occur on the date that is 20 days after the Commencement Date (as defined in the New Lease) of the New Lease (“Termination Date”). Notwithstanding the foregoing, if the New Lease terminates prior to the Commencement Date (as defined in the New Lease) of the New Lease such that the Commencement Date (as defined in the New Lease) of the New Lease never occurs, the “Termination Date” shall occur on the date that is 30 days after the termination date of the New Lease. 7. Parking. Subject to the terms of Section 10 of the original Lease, commencing on the Third Expansion Premises Commencement Date, Tenant shall have the right to use an additional 26 parking spaces. 8. Brokers. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with the transaction reflected in this Sixth Amendment and that no Broker brought about this transaction. Landlord and Tenant each Copyright C 2005. Alexandria Real Estate Equities, Inc. ALL RIGHTS RESERVED. Confidential and Proprietary - Do Not ALEXANDRIA, Copy or Distribute. Alexandria and the Alexandria Logo are registered lrademarks of Alexandria Real Estate Equities. lnc. 737005522.2 2

DocuSign Envelope ID: AAA2986A-8994-4E12-B52E-A820E5BB0F56 hereby agrees to indemnify and hold the other harmless from and against any claims by any Broker claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this Sixth Amendment. 9. OFAC. Tenant and all beneficial owners of Tenant are currently (a) in compliance with and shall at all times during the Term of the Lease remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the term of the Lease be listed on, the Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, which are all maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules. 10. California Accessibility Disclosure. Section 10 of the Fifth Amendment in hereby incorporated into this Sixth Amendment by reference. 11. Miscellaneous. a. This Sixth Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This Sixth Amendment may be amended only by an agreement in writing, signed by the parties hereto. b. This Sixth Amendment is binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. c. This Sixth Amendment may be executed in 2 or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature process complying with the U.S. federal ESIGN Act of 2000) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Electronic signatures shall be deemed original signatures for purposes of this Sixth Amendment and all matters related thereto, with such electronic signatures having the same legal effect as original signatures. d. Except as amended and/or modified by this Sixth Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Sixth Amendment. In the event of any conflict between the provisions of this Sixth Amendment and the provisions of the Lease, the provisions of this Sixth Amendment shall prevail. Whether or not specifically amended by this Sixth Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Sixth Amendment. [Signatures are on the next page] Copyright C 2005. Alexandria Real Estate Equities, Inc. ALL RIGHTS RESERVED. Confidential and Proprietary - Do Not ALEXANDRIA, Copy or Distribute. Alexandria and the Alexandria Logo are registered lrademarks of Alexandria Real Estate Equities. lnc. 737005522.2 3

DocuSign Envelope ID: AAA2986A-8994-4E12-B52E-A820E5BB0F56

IN WITNESS WHEREOF, the parties hereto have executed this Sixth Amendment as of the day and year first above written.

TENANT:

MIRATI THERAPEUTICS, INC.,
a Delaware corporation

DocuSigned by:
Vickie Reed
A269795FDE67463...

By: ____________________
Its: SVP& CAO

LANDLORD:

ARE-SD REGION NO. 20, LLC,
a Delaware limited liability company

By: ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
a Delaware limited partnership,
managing member

By: ARE-QRS CORP.,
a Maryland corporation,
general partner

By: ____________________
Its: Gary Dean
Senior Vice President
RE Legal Affairs

ALEXANDRIA. Copyright © 2005, Alexandria Real Estate Equities, Inc. ALL RIGHTS RESERVED. Confidential and Proprietary – Do Not Copy or Distribute. Alexandria and the Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

737005522.2

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DocuSign Envelope ID: AAA2986A-8994-4E12-B52E-A820E5BB0F56 Exhibit A Third Expansion Premises Copyright C 2005, Alexandria Real Estate Equities. Inc. ALL RIGHTS RESERVED. Confidential and Proprietary - Do Not ALEXANDRI A, Copy or Distribute. Alexandria and the Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc. 737005522.2

DocuSign Envelope ID: AAA2986A-8994-4E12-B52E-A820E5BB0F56 Copyright C 2005, Alexandria Real Estate Equities. Inc. ALL RIGHTS RESERVED. Confidential and Proprietary - Do Not ND RI A, Copy or Distribute. Alexandria and the Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc. 737005522.2

DocuSign Envelope ID: AAA2986A-8994-4E12-B52E-A820E5BB0F56 Copyright C 2005, Alexandria Real Estate Equities. Inc. ALL RIGHTS RESERVED. Confidential and Proprietary - Do Not ALEXANDRI A, Copy or Distribute. Alexandria and the Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc. 737005522.2

DocuSign Envelope ID: AAA2986A-8994-4E12-B52E-A820E5BB0F56 Exhibit B Acknowledgment of Third Expansion Premises Commencement Date This ACKNOWLEDGMENT OF THIRD EXPANSION PREMISES COMMENCEMENT DATE is made this _____ day of ______________, ____, between ARE-SD REGION NO. 20, LLC, a Delaware limited liability company (“Landlord”), and MIRATI THERAPEUTICS, INC., a Delaware corporation (“Tenant”), and is attached to and made a part of the Lease Agreement dated as of June 4, 2014, as amended by that certain First Amendment to Lease Agreement dated as of March 23, 2017, as further amended by that certain Second Amendment to Lease Agreement dated as of April 5, 2018, as further amended by that certain Third Amendment to Lease Agreement dated as of August 2, 2018, as further amended by that certain Amended and Restated Fourth Amendment to Lease Agreement dated as of October 30, 2019, as amended by that certain as further amended by that certain Fifth Amendment to Lease Agreement dated as of March 4, 2020, and as further amended by that certain Sixth Amendment to Lease Agreement dated as of July __, 2020 (as amended, the “Lease”), by and between Landlord and Tenant. Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease. Landlord and Tenant hereby acknowledge and agree, for all purposes of the Lease, that the Third Expansion Premises Commencement Date is ______________, _____. In case of a conflict between the terms of the Lease and the terms of this Acknowledgment of Third Expansion Premises Commencement Date, this Acknowledgment of Third Expansion Premises Commencement Date shall control for all purposes. IN WITNESS WHEREOF, Landlord and Tenant have executed this ACKNOWLEDGMENT OF THIRD EXPANSION PREMISES COMMENCEMENT DATE to be effective on the date first above written. TENANT: MIRATI THERAPEUTICS, INC., a Delaware corporation By: Its: LANDLORD: ARE-SD REGION NO. 20, LLC, a Delaware limited liability company By: ALEXANDRIA REAL ESTATE EQUITIES, L.P., a Delaware limited partnership, managing member By: ARE-QRS CORP., a Maryland corporation, general partner By: Its: Copyright C 2005, Alexandria Real Estate Equities. Inc. ALL RIGHTS RESERVED. Confidential and Proprietary - Do Not ALEXANDRI A, Copy or Distribute. Alexandria and the Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc. 737005522.2